Exhibit 10.1

SHARE FOR WARRANT EXCHANGE AGREEMENT

THIS WARRANT EXCHANGE AGREEMENT (the “Agreement”) is made as of the 30th day of June 2023, by and between Sigyn Therapeutics, Inc., a Delaware corporation (the “Company”) located at 2468 Historic Decatur Road, Suite 140, San Diego, CA. 92106, and [Redacted] (the “Holder”).

RECITALS

WHEREAS, the Holder currently holds a warrant or warrants to purchase [Redacted] shares of the Company’s Common Stock (the “Existing Warrant”);

WHEREAS, the Existing Warrant is comprised in its entirety of;

[Redacted]

WHEREAS, on February 20, 2023, the Company’s Board of Directors approved the issuance of one (1) restricted common share (the “Common Stock”) of the Company in exchange for each two (2) warrants that are returned to the Company by the Holder to be cancelled;

WHEREAS, the Holder wishes to exchange their Existing Warrant for Common Stock of the Company;

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Exchange of Existing Warrant. The Holder shall surrender the Existing Warrant for, and the Company shall cancel the Existing Warrant and in exchange, pursuant to Section 3(a)(9) of the Securities Act, shall issue to Holder, [Redacted] shares of Common Stock (adjusted for any stock dividends, combinations or splits after the date hereof) (the “Shares”). In lieu of issuance of all the Shares of the Holder will be issued [Redacted] shares of common stock and [Redacted] Series A Convertible Preferred Stock (the “Series A Shares”) shares that converts into a single share of the Company’s common stock.

The Company acknowledges that the Holders’ holding period for the Series A Shares and any shares of common stock issued upon conversion of the Series A Shares shall, for Rule 144 purposes, tack back to the issuance dates of the respective Existing Warrants and the Company agrees not to take a position contrary to this paragraph. The Company shall issue the Series A Shares in tranches that can be traced to each of the Existing Warrants.

2. Cancellation and Surrender of Existing Warrant. Holder agrees that the Existing Warrant shall be deemed canceled and have no further force or effect.

3. Representations and Warranties of Holder. Holder hereby represents and warrants that:

(a) The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

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(b) The Holder has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and such execution, delivery and consummation have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of such party, enforceable against it in accordance with its terms. The Holder is the owner, beneficially and of record, of the Existing Warrant, free and clear of any encumbrances.

(c) This Agreement is made with the Holder in reliance upon the Holder’s representation, which by the Holder’s execution of this Agreement the Holder hereby confirms, that the Shares to be received by the Holder are and will be acquired for investment for its own account and not with a view to the distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

(d) The Holder has had the opportunity to ask questions of and receive answers from the Company regarding the Company and to obtain additional information necessary to verify the accuracy of the information supplied or to which it had access.

(e) The Holder acknowledges that an investment in the Shares is a speculative risk and is able to bear the economic risk of its investment (including possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

(f) The Holder understands that the Shares to be acquired hereunder are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances and in accordance with the terms and conditions set forth in the legend described in Section 3(g) below. The Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(g) The Holder understands that each of the certificates evidencing the Shares to be acquired hereunder may bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (ii) THIS COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (iii) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”

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4. Representations and Warranties of the Company

(a) The Company is duly organized, validly existing and in good standing under the laws of Delaware.

(b) The Company has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and such execution, delivery and consummation have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of such party, enforceable against it in accordance with its terms.

(c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with, or result in a breach or violation of, any provision of the Company’s organizational documents, (ii) constitute, with or without notice or the passage of time or both, a breach violation or default under any law, rule, regulation, permit, license, agreement or other instrument of the Company or to which the Company or the Company’s property is subject, or (iii) require any consent, approval or authorization of, or notification to, or filing with, any federal, state, local or foreign court, governmental agency or regulatory or administrative authority on the part of the Company.

(d) The Shares to be issued to the Holder hereunder, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and nonassessable.

5. Miscellaneous.

5.1. Entire Agreement. This Agreement constitutes the entire agreement between the Company and Holder with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

5.2. Survival of Warranties. The warranties and representations of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

5.3. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to principles regarding conflicts of law.

5.4. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holder.

5.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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5.6. Electronic Signatures. This Agreement may be executed by electronic signatures, and that each electronic signature has the same validity, enforceability, and admissibility as a handwritten signature.

5.7. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.8. Transfer of Existing Warrant. If the Holder transfers the Existing Warrant, in whole or in part, in accordance with the terms thereof, then the Holder shall also assign to the transferee the Holder’s rights and obligations under this Agreement with respect to the portion of the Existing Warrant so transferred. As conditions to any transfer of the Existing Warrant, such transferee and the Company and, if the Existing Warrant is transferred in part, the Holder and the Company, shall execute and deliver new Warrant Exchange Agreements substantially in the form of this Agreement, with the Holder’s new Warrant Exchange Agreement covering the portion of the Existing Warrant retained by the Holder. In no event shall the Company be obligated to issue to the Holder and any transferee(s) of the Existing Warrant a number of Shares greater than the number of Shares set forth in Section 1 above. Any assignment of this Agreement shall be subject to the same requirements for compliance with applicable federal and state securities laws and agreements among stockholders as are applicable to a transfer of the Existing Warrant under the terms thereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

SIGYN THERAPEUTICS, INC.

By:
Name:	James A. Joyce
Title:	Chief Executive Officer

HOLDER

[Redacted]

By:
Name:	[Redacted]
Title:

HOLDER ADDRESS

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